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INDEPENDENT AUDITOR'S CONSENT


To the Board Of Directors
Sel-Leb Marketing, Inc.


We hereby consent to the incorporation by reference in the accompanying Prospectus constituting part of the Registration Statement on Form S-8 of our report dated March 23, 1997, on the financial statements of Sel-Leb Marketing, Inc. as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 included in the Sel-Leb Marketing, Inc. Annual Report on Form 10-KSB for the year ended December 31, 1996.


GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.

New York, New York
June 18, 1997